             AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT BY AND AMONG

        GE LIFE AND ANNUITY ASSURANCE COMPANY ON BEHALF OF ITSELF AND ITS
                               SEPARATE ACCOUNTS,

                         PIMCO ADVISORS DISTRIBUTORS LLC

                                       AND

                         PIMCO VARIABLE INSURANCE TRUST

WHEREAS, GE LIFE AND ANNUITY ASSURANCE COMPANY on behalf of itself and its separate accounts, PIMCO FUNDS DISTRIBUTORS LLC and PIMCO VARIABLE INSURANCE TRUST have previously entered into a Participation Agreement dated June 28, 2000 (the "Agreement");

NOW, THEREFORE, the parties hereby agree as follows:

1. Schedule A, is replaced in its entirety with the attached. (Amendment No. 2 to Schedule A)

2. The Agreement, as supplemented by this Amendment and the Amendment No. 2 to Schedule A attached hereto, is ratified and confirmed effective April 29, 2005.

GE LIFE AND ANNUITY ASSURANCE COMPANY on behalf of itself and its separate accounts


By:
    ------------------------------------
    Geoffrey S. Stiff
    Senior Vice President


PIMCO ADVISORS DISTRIBUTORS LLC


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


PIMCO VARIABLE INSURANCE TRUST


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                          AMENDMENT NO. 1 TO SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

PIMCO Variable Insurance Trust

All Asset Portfolio - Advisor Class Shares
Foreign Bond Portfolio - Administrative Class Shares
High Yield Portfolio - Administrative Class Shares
Long-Term U.S. Government Portfolio - Administrative Class Shares
Low Duration Portfolios - Administrative Class Shares
Total Return Portfolio - Administrative Class Shares

SEPARATE ACCOUNT UTILIZING THE PORTFOLIOS

     GE Life & Annuity Separate Account II   Established on August 21, 1986
     GE Life & Annuity Separate Account 4    Established on August 19, 1987

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Commonwealth 3 - Flexible Premium Variable Universal Life Insurance Policy SEC File No. 033-09651

Commonwealth 4 - Flexible Premium Variable Universal Life Insurance Policy SEC File No. 333-41031

Commonwealth Variable Universal Life - Flexible Premium Variable Universal Life Insurance Policy
SEC File No. 333-32071

GE Protection Plus - flexible Premium Variable Universal Life Insurance Policy SEC File No. 333-40820

GE Accumulator - Flexible Premium Single Life and Joint and Last Survivor Variable Life Insurance Policy
SEC File No. 333-72572

Estate Optimizer - Flexible Premium Joint and Last Survivor Variable Life Insurance Policy
SEC File No. 333-82311

Commonwealth CVL Flex - Flexible Premium Variable Life Insurance Policy SEC File No. 333-111208

GE Legacy - Flexible Premium Single Life and Joint and Last Survivor Variable Life Insurance Policy
SEC File No. 333-111213

CVA 90 - Flexible Premium Variable Deferred Annuity Contract
SEC File No. 033-17428

CVA Plus - Flexible Premium Variable Deferred Annuity Contract
SEC File No. 033-76334

CVA/GE Extra - Flexible Premium variable Deferred Annuity Contract SEC File No. 333-62695

CVA/GE Freedom - Flexible Premium Variable Deferred Annuity Contract SEC File No. 333-63531

GE Choice/GE Foundation - Flexible Premium Variable Deferred Annuity Contract SEC File No. 333-31172

GE Selections - Flexible Premium Variable Deferred Annuity Contract SEC File No. 333-47732

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                      GE LIFE AND ANNUITY ASSURANCE COMPANY
                             ON BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS

                                       AND

                          PIMCO FUNDS DISTRIBUTORS LLC

                                       AND

                         PIMCO VARIABLE INSURANCE TRUST

     THIS AGREEMENT, made and entered into as of June 2, 2000 ("Agreement"), by and among PIMCO Variable Insurance Trust, a Delaware business trust (the "Fund"), PIMCO Funds Distributors LLC, a Delaware Corporation (the "Distributor") and GE Life and Annuity Assurance Company, a Virginia life insurance company ("LIFE COMPANY"), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties ("Parties") hereto may amend from time to time (each, an "Account," and collectively, the "Accounts").

                                WITNESSETH THAT:

     WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund is available to the extent set forth herein to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Distributor ("Participating Insurance Companies");

     WHEREAS, the Fund currently consists of seven separate investment portfolios, shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Fund will make Administrative Class Shares of each investment portfolio of the Fund listed on Schedule A hereto (each, a "Portfolio" and collectively, the "Portfolios") as the Parties hereto may amend from time to time available for purchase by the Accounts;

     WHEREAS, the Fund has received an order (the "Order") from the SEC to permit Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies;

     WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance policies (collectively, the "Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act;

     WHEREAS, LIFE COMPANY will, to the extent set forth herein, fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires);

     WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust under the 1940 Act (or is exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or be exempt therefrom);

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Portfolios on behalf of the Accounts to fund the Contracts; and

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                         Section 1. Available Portfolios

     1.1  Available Portfolios

     The Fund will make Shares of each Portfolio listed on Schedule A available to LIFE COMPANY for purchase and redemption at net asset value next computed after the Fund's receipt of a purchase or redemption order and with no sales charges, in accordance with the Fund's then current prospectus and subject to the terms and conditions of this Agreement. The Board of Trustees of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

     1.2  Addition, Deletion or Modification of Portfolios

     The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding alternatives for the Contracts, or to delete or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Fund, or its Shares herein shall include a reference to all Portfolios set forth on Schedule A as then amended. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.3  No Sales to the General Public

     The Fund represents that shares of the Portfolios will be sold only to Participating Insurance Companies, their separate accounts and qualified pension and retirement plans ("Plans") and that no Shares of any Portfolio have been or will be sold to the general public. The Fund will not sell Fund shares to any Participating Insurance Companies or Plans unless such Participating Insurance Companies or Plans have entered into an agreement containing provisions materially similar to Sections 2, 3, 5 and 10 hereof.

     1.4  Portfolios as Investment Options Under the Contracts

     (a) The Parties acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to the terms of this Agreement) and the cash value of the Contracts may be invested in other investment companies; provided, however, that until this Agreement is terminated pursuant to Section 6, the Company shall promote the Portfolios on the same basis as other funding vehicles available under the Contracts.

     (b) LIFE COMPANY shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate an Account as a management investment company under the 1940 Act.

     (c) LIFE COMPANY shall not, without prior notice to the Distributor (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's distributor or investment adviser.

     (d) LIFE COMPANY shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.

     (e) LIFE COMPANY shall not deem Shares attributable to the Contracts (as opposed to Shares attributable to LIFE COMPANY's assets held in the Accounts) except (I) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by sate and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon at least 30 days' prior written notice to the Fund and Distributor, as permitted by an order of the Securities and Exchange Commission ("SEC") pursuant to Section 26(b) of the 1940 Act, or (iv) as permitted under the terms of the Contract. Upon request, LIFE COMPANY will promptly furnish to the Fund and the Distributor reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, LIFE COMPANY shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Distributor 45 days notice of its intention to do so.

                       Section 2. Processing Transactions

     2.1  Placing Orders

     (a) The Fund or its designated agent shall determine the net asset value per share for each Portfolio available each Business Day and will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Portfolio by 7:00 p.m. Eastern Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) the Fund calculates the Portfolios' net asset values. The Fund will notify LIFE COMPANY as soon as possible if on any

Business Day it is determined that the calculation of net asset value per Share will be available after 7:00 p.m. Eastern Time.

     (b) LIFE COMPANY will place orders to purchase or redeem Shares with the Fund by 9:00 a.m. Eastern Time the following Business Day after receipt of such orders from the Accounts.

     (c) With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by the Fund, LIFE COMPANY and the Fund shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with Section 2.2, below.

     (d) Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

     2.2  Payments

     (a) LIFE COMPANY shall pay for Shares of each Portfolio on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 4:00 P.M. Eastern Time on the day the Fund is notified of the purchase request for Shares.

     (b) The Fund will wire payment in federal funds for net redemptions to an account designated by LIFE COMPANY by 4:00 p.m. Eastern Time on the Business Day the order is placed, except that the Fund reserves the right to delay payment of redemption of proceeds to the extent permitted under Section 22(e) of the 1940 Act and the regulations thereunder. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by LIFE COMPANY.

     2.3  Applicable Price

     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the time that the Fund ordinarily calculates its net asset value, as described from time to time in the Fund's prospectus on a Business Day will be executed at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of the Fund for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by the Fund; provided that the Fund receives notice of such orders by 9:00 a.m. Eastern Time on the following Business Day.

     (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Portfolios next computed after receipt by the Fund or its designated agent of the order therefor, and such orders will be irrevocable.

     2.4  Dividends and Distributions

     The Fund will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Portfolio. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Portfolio at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies the Fund in writing. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Any such revocation will take effect with respect to the next income dividend or capital gain distribution following receipt by the Fund of such notification from LIFE COMPANY.

     2.5  Book Entry

     Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from the Fund will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Accounts.

                          Section 3. Costs and Expenses

     3.1  General

     (a) Except as otherwise specifically provided herein, each party will bear all expenses incident to its performance under this Agreement.

     (b) The Fund shall pay no fee or other compensation to the LIFE COMPANY under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the LIFE COMPANY or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing. Presently, no such payments are contemplated.

     3.2  Registration

     (a) The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to the Fund and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

     (b) LIFE COMPANY will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

     3.3  Distribution Expenses

     LIFE COMPANY will bear the expenses of distribution. These expenses would include by way of illustration, but are not limited to, the costs of distributing to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants") the following documents, whether they relate to the Account or the Fund: prospectuses, statements of additional information, proxy materials and periodic reports. These costs would also include the costs of preparing, printing, and distributing sales literature and advertising relating to the Portfolios (all of which require the prior written consent of the Fund) to the extent such materials are distributed in connection with the Contracts, and, except for advertising materials prepared by the Funds, filing such materials with, and obtaining approval from, the SEC, the National Association of Securities Dealers, Inc. (the "NASD"), any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required by law.

     3.4  Other Expenses

     (a) The Fund will provide the LIFE COMPANY with as many copies of the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, the Fund proxy material and other shareholder communications as the LIFE COMPANY may reasonably request. The Fund will bear all taxes required to be paid by the Fund on the issuance of transfer of Fund shares. In addition, the Fund will bear, or arrange for others to bear, the cost of printing the Fund Prospectus to existing Participants who have directed LIFE COMPANY to purchase Shares of the Fund, and will bear the cost of preparing and printing its periodic reports to Shareholders, Fund proxy materials and other shareholder communications, and any supplements or amendments to the Fund Prospectus to the extent that such proxy materials, supplements or amendments were not required by LIFE COMPANY.

     (b) LIFE COMPANY will bear the costs of preparing, filing with the SEC and printing each Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), any periodic reports to Participants, voting instruction solicitation material and the Fund Prospectus, except as provided in paragraph (a) above, and other Participant communications to the extent required by federal or state law or as deemed appropriate by LIFE COMPANY.

     (c) LIFE COMPANY will, to the extent required by law, print in quantity and deliver to existing Participants the documents described in Section 3.4(b) above and will deliver to such Participants the supplements as amendments to the Fund Prospectus as provided by the Fund. LIFE COMPANY may elect to receive the Fund Prospectus and amendments to the same, in camera ready and/or computer diskette format and the Fund will make reasonable effort to use computer formatting requested by LIFE COMPANY, including but not limited to, PDF. The Fund will print the Fund statement of additional information, proxy materials relating to the Fund and periodic reports of the Fund.

     3.5  Parties To Cooperate

     Each party agrees to cooperate with the other, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Fund and the Accounts.

                           Section 4. Legal Compliance

     4.1  Tax Laws

     (a) The Fund represents and warrants that it is or will be qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") or any successor or similar provision, and represents that it is or will qualify and maintain its qualification as a RIC and to comply with the diversification requirements set forth in Section 817(h) of the Code and the regulations thereunder or any successor or similar provision. The Fund will notify LIFE COMPANY immediately upon having a reasonable basis for believing that it has ceased to so qualify or so comply, or that it might not so qualify or so comply in the future.

     (b) Subject to Section 4.1(a) above, LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment. LIFE COMPANY will notify the Fund immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (c) LIFE COMPANY represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY and the Accounts will continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2  Insurance and Certain Other Laws

     (a) LIFE COMPANY represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under all applicable laws and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under all applicable laws and regulations, and (iii) the Contracts comply in all material respects with all applicable federal and state laws and regulations.

     (b) The Fund represents and warrants that it is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement. Notwithstanding the foregoing, the Fund makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

     (c) The Distributor represents and warrants that its investment adviser shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations to the Fund in accordance in all material respects with such laws.

     (d) LIFE COMPANY acknowledges and agrees that it is the responsibility of LIFE COMPANY and other Participating Insurance Companies to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to LIFE COMPANY for any such determination or the correctness of such determination. LIFE COMPANY has determined that the investment restrictions set forth in the current Fund Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. LIFE COMPANY shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Accounts' investment therein. Upon receipt of any such information from LIFE COMPANY or any other Participating Insurance Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the LIFE COMPANY, the Fund shall so inform LIFE COMPANY, and the Fund and LIFE COMPANY shall discuss alternative accommodations in the circumstances.

     4.3  Securities Laws

     (a) LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and applicable state law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder and (viii) LIFE COMPANY will maintain fidelity bond or similar coverage to the extent required by applicable state law.

     (b) The Fund represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and will be duly authorized for issuance and sold in material compliance with Delaware law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder,
(vi) the Fund's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder and (vii) all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of any Portfolio are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     (c) The Fund will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the Fund.

     4.4  Notice of Certain Proceedings and Other Circumstances

     (a) The Fund will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act and the 1940 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Fund Prospectus that may affect the offering of Shares of any Portfolio, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares of any Portfolio, (iv) receipt of any complaint from a Participant relating to the Contracts or the LIFE COMPANY, or (v) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which such Shares are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. The Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) LIFE COMPANY will immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act or 1940 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of any Portfolio,
(iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, (iv) receipt of any complaint from a Participant particularly to the Fund or the Portfolios, or (v) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and are not, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  Documents Provided by LIFE COMPANY; Information About the Fund

     (a) LIFE COMPANY will provide to the Fund or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) LIFE COMPANY will provide to the Fund or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which any Portfolio, the Fund or any of its affiliates is named, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if the Fund or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

     (c) Neither LIFE COMPANY nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning any Portfolio, the Fund or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the then current registration statement, including the Fund Prospectus contained therein, relating to Shares, as such registration statement and the Fund Prospectus may be amended from time to time; (ii) in reports or proxy materials for the Fund; (iii) in published reports for the Fund that are in the public domain and approved by the Fund for distribution by LIFE COMPANY; or (iv) in sales literature or other promotional material approved by the Fund for use by LIFE COMPANY, except with the express written permission of the Fund.

     (d) LIFE COMPANY shall cause the principal underwriter for the Contracts to adopt and implement procedures reasonably designed to ensure that information concerning the Fund and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information not intended for distribution to Participants) ("broker only materials") is so used, and neither the Fund nor any of its affiliates shall be liable for any losses, damages, or expenses relating to the improper use of such broker only materials.

     (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.6  Documents Provided by Fund; Information About LIFE COMPANY

     (a) The Fund will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or the Shares of a Portfolio, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) The Fund will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent reasonably objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

     (c) Neither the Fund nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; (ii) periodic reports to Participants; (iii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iv) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

     (e) The Fund shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts broker only materials is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                       Section 5. Mixed and Shared Funding

     LIFE COMPANY acknowledges that the Fund requested and received an Order from the SEC granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies, as well as by Plans. Any conditions or undertakings that may be imposed on LIFE COMPANY and the Fund by virtue of such Order is incorporated herein by reference, as though set forth herein in full, and the parties to this Agreement shall comply with such conditions and undertakings to the extent applicable to each such party.

                             Section 6. Termination

     6.1  Events of Termination

     Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

     (a) at the option of any party, with or without cause, upon six (6) months advance written notice to the other Parties, unless a shorter time is agreed to by the Parties hereto; or

     (b) at the option of LIFE Company if shares of a Portfolio are not reasonably available to meet the requirements of the Contracts as determined by LIFE COMPANY provided, however, that such a termination shall apply only to the Portfolio(s) not available. Prompt written notice of the election to terminate for such cause shall be furnished by LIFE COMPANY to the Fund;

     (c) at the option of the Fund upon institution of formal proceedings against LIFE COMPANY or the principal underwriter of the Contracts by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio with respect to which the Agreement is to be terminated; or

     (d) at the option of LIFE COMPANY upon institution of formal proceedings against the Fund, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's obligations under this Agreement or related to the operation or management of the applicable Portfolio or the purchase of the applicable Portfolios, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Portfolio with respect to which the Agreement is to be terminated; or

     (e) at the option of any party in the event that (i) a Portfolio's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

     (f) subject to Section 4.1(a) above, at the option of LIFE COMPANY if the applicable Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions or fails to comply with the diversification requirements of Section 817(h) of the Code or such requirements under successor or similar provisions or if Life Company reasonably believes the applicable Portfolio may so cease to qualify; or

     (g) subject to Section 4.1(b) above, at the option of the Fund if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code or if Fund reasonably believes the applicable Contracts may so cease to qualify, or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

     (h) at the option of the Fund by written notice to LIFE COMPANY, if the Fund shall determine in its sole judgment exercised in good faith, that LIFE COMPANY and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (i) at the option of LIFE COMPANY by written notice to the Fund, if LIFE COMPANY shall determine in its sole judgment exercised in good faith, that the Fund and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (j) at the option of LIFE COMPANY by written notice to the Fund, if LIFE COMPANY shall determine in its sole judgment exercised in good faith, that the Distributor and/or its affiliated companies has suffered a material adverse change in its business operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (k) at the option of either party upon a determination by a majority of the Fund's Board of Trustees, or a majority of the Fund's disinterested trustees, that an irreconcilable material conflict exists among the interests of: (1) all contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund; or

     (l) at the option of any party upon another party's material breach of any provision of this Agreement; or

     (m) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) or upon the receipt of a substitution order from the SEC to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. LIFE COMPANY will give at least 30 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares on the date of such proposed subscription; or

     (n) at the option of the Fund if it suspends or terminates the offering of Shares of the applicable Portfolio to all Participating Insurance Companies or only designated Participating Insurance Companies, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith, suspension or termination is necessary in the best interests of the shareholders of the applicable Portfolio (it being understood that "shareholders" for this purpose shall mean Participants), such notice effective immediately upon receipt of written notice, it being understood that a lack of Participating Insurance Companies interest in the applicable Portfolio may be grounds for a suspension or termination as to such Portfolio.

     6.2  Notice Requirement for Termination

     No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination is based upon the provisions of
Section 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g) or 6.1(l) hereof, prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination effective upon receipt of such notice by the non-terminating parties;

     (b) in the event that any termination is based upon the provisions of
Section 6.1(e), 6.1(h), 6.1(i), 6.1(j), 6.1(k),6.1(m), or 6.1(n) hereof, such prior written notice shall be given at least 30 days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

     6.3  Fund To Remain Available

     Notwithstanding any termination of this Agreement, the Fund will, at the option of LIFE COMPANY, continue to make available additional shares of a Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless the Distributor requests that LIFE COMPANY seek an order pursuant to Section 26(b) of the 1940 Act to permit substitution of other securities for the shares of the Portfolios. The Distributor agrees to pay the cost of seeking such an order, and LIFE COMPANY agrees that it shall reasonably cooperate with the Distributor and seek such an order upon request. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in Portfolios of the Fund (as in effect on such date), redeem investments in Portfolios of the Fund and/or invest in Portfolios of the Fund upon the making of additional purchase payments under the Existing Contracts. Notwithstanding any termination of this Agreement, LIFE COMPANY agrees to distribute to holders of Existing Contracts all materials required by law to be distributed to such holders (including, without limitation, prospectuses, statements of additional information, proxy materials and periodic reports). The parties agree that this
Section 6.3 will not apply to any terminations under the conditions of the Order and the effect of such terminations will be governed by the Order.

     6.4  Survival of Warranties and Indemnifications

     All warranties and indemnifications will survive the termination of this Agreement.

             Section 7. Parties To Cooperate Respecting Termination

     Subject to the provisions of Section 6.3 hereof, the Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of the applicable Portfolio after the final termination date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

                              Section 8. Assignment

This Agreement may not be assigned by any party, except with the prior written consent of all the Parties.

                               Section 9. Notices

     Notices and communications required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the party receiving such notices or communications may subsequently direct in writing:

          GE Life and Annuity Assurance Company
          6610 West Broad Street
          Richmond, VA 23230
          Attn.: General Counsel

          PIMCO Funds Distributors LLC
          800 Newport Center Drive
          Newport Beach, CA 92660
          Attn: General Counsel

          PIMCO Variable Insurance Trust
          800 Newport Center Drive
          Newport Beach, CA 92660
          Attn: General Counsel

                          Section 10. Voting Procedures

     Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by the Fund to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass- through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that, the 1940 Act requires pass-through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in the manner required by the Order obtained by the Fund. The Fund will notify LIFE COMPANY of any amendments to the Order it has obtained.

                           Section 11. Indemnification

     11.1 LIFE COMPANY

     (a) Except to the extent provided in Sections 11.1(b) and 11.1(c), below, LIFE COMPANY agrees to indemnify and hold harmless the Fund, the Distributor, affiliates of each, and each person, if any, who controls the Fund, the Distributor or the affiliates of either within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY by or on behalf of the Fund or the Distributor for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund or advertising by its investment adviser, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANY or its respective affiliates or persons under their control, in connection with the sale, marketing or distribution of the Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or its affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by LIFE COMPANY or persons under its control or any third party with which LIFE COMPANY has contractually delegated administration responsibilities for the Contracts to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or persons under its control in this Agreement or that arise out of or result from any other material breach of this Agreement by LIFE COMPANY or persons under its control; or

          (v) arise as a result of a failure to transmit a request for purchase or redemption of Shares or payment therefor within the time period specified herein and otherwise in accordance with the procedures set forth in this Agreement; or

          (vi) arise as a result of any unauthorized use of the trade names of the Fund to the extent such use is not required by applicable law or regulation.

     (b) This indemnification is in addition to any liability that LIFE COMPANY may otherwise have. LIFE COMPANY shall not be liable under this Section 11.1 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to the Fund.

     (c) LIFE COMPANY shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified LIFE COMPANY in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but LIFE COMPANY shall be relieved of liability under this Section 11.1 only to the extent the LIFE COMPANY is damaged solely by reason of such Indemnified Party's failure to so notify and failure to notify LIFE COMPANY of any such action shall not relieve LIFE COMPANY from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
11.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service (the "IRS")), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY to such Indemnified Party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.2 Of LIFE COMPANY by the Fund

     (a) Except to the extent provided in Sections 11.2(b) and 11.2(c) below, the Fund agrees to indemnify and hold harmless LIFE COMPANY, its affiliates, and each person, if any, who controls LIFE COMPANY or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus or sales literature or advertising of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or its affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Fund or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Fund or its affiliates, in connection with the sale, marketing or distribution of Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY, or its affiliates by or on behalf of the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, including, without limitation, any failure of the Fund or its designated agent to inform LIFE COMPANY of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

     (b) This indemnification is in addition to any liability that the Fund may otherwise have. The Fund shall not be liable under this Section 11.2 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or
(ii) to LIFE COMPANY, each Account or Participants.

     (c) The Fund shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Fund in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the Fund shall be relieved of liability under this Section 11.2 only to the extent the Fund is damaged solely by reason of such Indemnified Party's failure to so notify and failure to notify the Fund of any such action shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Fund will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Fund to such Indemnified Party of the Fund's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Fund and shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.3 Of LIFE COMPANY by the Distributor

     (a) Except to the extent provided in Sections 11.3(b) and 11.3(c) below, the Distributor agrees to indemnify and hold harmless LIFE COMPANY, its affiliates, and each person, if any, who controls LIFE COMPANY or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 11.23) against any and all losses, claims, damages, costs, expenses, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; insofar as such losses, claims, damages, costs, expenses, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Prospectus or sales literature or advertising of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Distributor, the Fund or their affiliates by or on behalf of LIFE COMPANY or its affiliates for use in the Fund's 1933 Act registration statement, the Fund Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Distributor, the Fund or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Distributor, the Fund or their affiliates or persons under their control, in connection with the sale, marketing or distribution of Fund Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to LIFE COMPANY, or its affiliates by or on behalf of the Distributor or the Fund for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by the Distributor or the Fund to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, including, without limitation, any material failure of the Fund or its designated agent to inform LIFE COMPANY of the correct net asset values per share for each Portfolio on a timely basis sufficient to ensure the timely execution of all purchase and redemption orders at the correct net asset value per share, or any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

     (b) This indemnification is in addition to any liability that the Distributor may otherwise have. The Distributor shall not be liable under this
Section 11.3 with respect to any losses, claims, damages, costs, expenses, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, each Account or Participants.

     (c) The Distributor shall not be liable under this Section 11.3 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified the Distributor in writing promptly after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but the Distributor shall be relieved of liability under this Section 11.3 only to the extent the Distributor is damaged solely by reason of such Indemnified Party's failure to so notify and failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.3. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Distributor to such Indemnified Party of the Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Distributor and shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.4 Effect of Notice

     Any notice given by the indemnifying party to an Indemnified Party referred to in Sections 11.1(c), 11.2(c) or 11.3(c) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     11.5 Successors

A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 11.

     11.6 Obligations of the Fund

     All persons dealing with the Fund must look solely to the property of the applicable Portfolio for the enforcement of any claims against the Fund as neither the Board, Officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                           Section 12. Applicable Law

     (a) This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

     (b) This Agreement shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                      Section 13. Execution in Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together with constitute one and the same instrument.

                            Section 14. Severability

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 15. Rights Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              Section 16. Headings

     The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           Section 17. Confidentiality

     Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of customers of the other party and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not, without the express written consent of the affected party, disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

                      Section 18. Trademarks and Fund Names

     (a) Pacific Investment Management Company LLC, the adviser to the Fund and its affiliates, own all right, title and interest in and to the names, trademarks and service marks "PIMCO", "Pacific Investment Management Company LLC", "PIMCO Variable Insurance Trust", "PIMCO Funds Distributors LLC" and such other tradenames, trademarks and service marks as may be identified from time to time. Upon termination of this Agreement LIFE COMPANY and its affiliates shall cease to use the licensed marks, except to the extent required by law or regulation.

     (b) GE Life and Annuity Assurance Company and its affiliates, own all right, title and interest in and to the tradenames, trademarks and service marks "GE Life and Annuity Assurance Company" and "GE Life & Annuity" and such other tradenames, trademarks and service marks as may be identified to LIFE COMPANY from time to time (the "GE licensed marks"). Upon termination of this Agreement the Fund, the Distributor, and their affiliates shall cease to use the GE licensed marks, except to the extent required by law or regulation.

                        Section 19. Parties to Cooperate

     Each Party to this Agreement will cooperate with each other Party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                   PIMCO Variable Insurance Trust


Attest:                            By:
        ---------------------          -----------------------------------
Name:                                  Name:
      -----------------------                -----------------------------
Title:                                 Title:
       ----------------------                 ----------------------------


                                   PIMCO Funds Distributors LLC


Attest:                            By:
        ---------------------          -----------------------------------
Name:                                  Name:
      -----------------------                -----------------------------
Title:                                 Title:
       ----------------------                 ----------------------------


                                   GE LIFE AND ANNUITY ASSURANCE COMPANY
                                   on behalf of itself and its separate accounts


Attest:                            By:
        ---------------------          -----------------------------------
Name:                                  Name:
      -----------------------                -----------------------------
Title:                                 Title:
       ----------------------                 ----------------------------

                                   SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Foreign Bond Portfolio
High Yield Bond Portfolio
Total Return Bond Portfolio
Long-Term U.S. Government Bond Portfolio

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Separate Account 4
Separate Account III

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

GE Choice Variable Annuity